      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2002

                                                      REGISTRATION NO. 333-6131
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ---------

                           COVER-ALL TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)

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
                                                      18-01 POLLITT DRIVE
                                                   FAIR LAWN, NEW JERSEY 07410
              DELAWARE                                   (201) 794-4800                                 13-2698053
   (State or other jurisdiction of              (Address, including zip code, and          (I.R.S. Employer Identification No.)
   incorporation or organization)            telephone number, including area code,
                                               of Registrant's principal executive
                                                            offices)
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                                   JOHN ROBLIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               18-01 POLLITT DRIVE
                           FAIR LAWN, NEW JERSEY 07410
                                 (201) 794-4800
                (Name, address, including zip code, and telephone
                          number, including area code,
                              of agent for service)
                                ----------------
                          COPIES OF COMMUNICATIONS TO:

                               LEONARD GUBAR, ESQ.
                                PIPER RUDNICK LLP
                           1251 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10020-1104
                                 (212) 835-6000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            DEREGISTRATION OF SHARES

      We had originally registered the sale by certain selling stockholders of shares of our common stock pursuant to the prospectus dated July 10, 1996 contained in a Registration Statement on Form S-3 (File No. 333-6131). The shares were registered to permit resales of such shares by certain Selling Stockholders named in the Registration Statement.

      We are seeking to deregister those shares that remain unsold under the Registration Statement as of the date hereof because our obligation to maintain the registration of those unsold shares has expired. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister such unsold shares, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fair Lawn, State of New Jersey, on the 20th day of June, 2002.

                                   COVER-ALL TECHNOLOGIES INC.


                                   By:  /s/ John Roblin
                                      -----------------------------------------
                                      John Roblin
                                      President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints John Roblin and Ann F. Massey, or either of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

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

          Signatures                             Title                              Date
          ----------                             -----                              ----

/s/ John Roblin                       Chairman of the Board, President and      June 20, 2002
----------------------------          Chief Executive Officer
John Roblin                           (Principal Executive Officer)


/s/ Ann F. Massey                     Chief Financial Officer, Controller and   June 20, 2002
----------------------------          Secretary (Principal Financial Officer
Ann F. Massey                         and Principal Accounting Officer)


/s/ Russell Cleveland                 Director                                  June 27, 2002
----------------------------
Russell Cleveland


/s/ Earl Gallegos                     Director                                  June 20, 2002
----------------------------
Earl Gallegos


/s/ Mark D. Johnston                  Director                                  June 20, 2002
----------------------------
Mark D. Johnston


/s/ Robert A. Marshall                Director                                  June 20, 2002
----------------------------
Robert A. Marshall

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